Exhibit 99.1

For Immediate Release
September 19, 2006
CONTACT:
Doral Financial Corporation
Investor Relations
Richard F. Bonini
Tel. (212) 329-3733
DORAL FINANCIAL CORPORATION REACHES AGREEMENT WITH THE
SECURITIES AND EXCHANGE COMMISSION
SAN JUAN, Puerto Rico — September 19, 2006 — Doral Financial Corporation (NYSE: DRL), a diversified financial services company, today announced that it has reached an agreement with the Securities and Exchange Commission (the “Commission”) to resolve the Commission’s investigation of the Company in connection with the restatement of the Company’s financial statements for the years 2000 to 2004.
Glen Wakeman, Chief Executive Officer, said, “This agreement is a major step forward in resolving the legal and regulatory issues facing Doral. We have implemented and will continue implementing improvements in our accounting, financial reporting and corporate governance. We are working vigorously to build the new Doral.”
Under the agreement approved by the Commission, the Company agreed, without admitting or denying any wrongdoing, to be enjoined from future violations of certain provisions of the securities laws. The Company also agreed to pay a $25 million civil penalty to the Commission. The staff of the Commission may request that the civil penalty be distributed to investors under a plan of distribution to be established by the Commission, as authorized under the Sarbanes-Oxley Act of 2002.
In connection with the settlement, the Company consented to the entry of a final judgment to implement the terms of the agreement. A copy of the Company’s consent, including the related complaint, is being filed today with the Commission as an exhibit to the Company’s Form 8-K.
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